UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2015

EMISPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17758	13-3306985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Becker Farm Road Roseland, NJ	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-532-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Development and License Agreement with Novo Nordisk

On October 14, 2015, Emisphere Technologies, Inc. (the “Company”) entered into a Development and License Agreement (the “Agreement”) with Novo Nordisk A/S (“Novo Nordisk”), pursuant to which the Company granted to Novo Nordisk and its affiliates a license to develop and commercialize oral formulations of four classes of Novo Nordisk’s investigational molecules targeting metabolic disorders, including diabetes and obesity, using Emisphere’s oral Eligen® Technology. Novo Nordisk licensed the exclusive right to develop potential product candidates in three molecule classes, and the non-exclusive right to develop potential product candidates in a fourth molecule class, using the Eligen® Technology.

Under the terms of the Agreement, Emisphere will receive a $5.0 million upfront license fee and could receive up to $62.5 million in product development and sales milestone payments for each of the three exclusively licensed molecule classes, and up to $20 million in product development milestones for the non-exclusively licensed molecule class, and royalties on sales for each product commercialized under the Agreement. Under the Agreement, Novo Nordisk is solely responsible for the development and commercialization of all product candidates.

In addition, Emisphere granted to Novo Nordisk the option to obtain exclusive and non-exclusive rights to develop and commercialize oral formulations of additional investigational molecules for the treatment of diabetes, obesity, and indications in other therapeutic areas using the Eligen® Technology. If Novo Nordisk exercises its option to develop and commercialize any additional investigational molecules, Emisphere would be entitled to receive an additional payment upon the exercise of each option for exclusive or non-exclusive development rights for each molecule class. Emisphere would be eligible to receive up to $62.5 million in development and sales milestone payments for each additional exclusively licensed molecule class, and up to $20 million in development milestone payments for each additional non-exclusively licensed molecule class, plus royalties on sales of each commercialized product.

Amendment to GLP-1 License Agreement with Novo Nordisk

Simultaneous with the signing of the DLA, Emisphere and Novo Nordisk amended their existing GLP-1 (Semaglutide) Development and License Agreement (the “GLP-1 Agreement”), dated June 21, 2008, as subsequently amended (the “Amendment”), to provide for a payment of $9.0 million to Emisphere from Novo Nordisk as prepayment for a product development milestone and reduction in future royalty payments under the GLP-1 Agreement. Under the terms of the amendment to the GLP-1 Agreement, Emisphere was also granted access to certain carrier data under specified conditions.

A copy of the Company’ s press release, dated October 15, 2015, announcing the Agreement and Amendment, is filed as Exhibit 99.1 to this 8-K and is incorporated herein by reference.

Amended and Restated Forbearance Agreement with Novo Nordisk and MHR

In connection with the consummation of the transactions contemplated by the Agreement and Amendment, Novo Nordisk, the Company, and each of (i) MHR Capital Partners Master Account LP (“Master Account”), (ii) MHR Capital Partners (100) LP (“Capital Partners (100)”), (iii) MHR Institutional Partners II LP (“Institutional Partners II”), and (iv) MHR Institutional Partners IIA LP (“Institutional Partners IIA” and, together with Master Account, Capital Partners (100), Institutional Partners II, and their respective affiliates, “MHR”) entered into an Amended and Restated Agreement, dated as of October 14, 2015 (the “Forbearance Agreement”) whereby, among other things, MHR consented to the Company entering into the Agreement and Amendment and agreed to forbear, under certain circumstances specified in the Forbearance Agreement, the exercise of certain rights under that certain Second Amended and Restated Pledge and Security Agreement, dated as of August 20, 2014, by and between the Company and MHR. A copy of the Forbearance Agreement is filed as Exhibit 10.1 to this 8-K and incorporated herein by reference.

The foregoing summaries of the Agreement, the Amendment and the Forbearance Agreement do not purport to be complete and are qualified in their entirety by the full text of the Agreement, the Amendment and the Forbearance Agreement, respectively. The Company intends to file the Agreement and Amendment as exhibits to its future filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Agreement, dated as of October 14, 2015, by and among Emisphere Technologies, Inc., MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP, and Novo Nordisk A/S*

99.1	Press Release of Emisphere Technologies, Inc., dated October 15, 2015

*	Exhibits to this document will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

October 15, 2015	By:	/s/ Michael R. Garone

	Name:	Michael R. Garone

	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Agreement, dated as of October 14, 2015, by and among Emisphere Technologies, Inc., MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP, and Novo Nordisk A/S*

99.1	Press Release of Emisphere Technologies, Inc., dated October 15, 2015

*	Exhibits to this document will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

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